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                                                                     EXHIBIT 3.6

                           FIRST AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                NACG FINANCE LLC

     This First Amended and Restated Limited Liability Company Agreement (the "Agreement") of NACG Finance LLC (the "Company"), dated November 23, 2003, is adopted and executed by North American Energy Partners Inc., a Canadian federal corporation, as the sole member of the Company (the "Member").

                                    RECITALS

     WHEREAS, the Member executed a Limited Liability Company Agreement of the Company on October 22, 2003 (the "Original LLC Agreement"); and

     WHEREAS, the Member now desires to amend and restate the Original LLC Agreement in its entirety;

     NOW, THEREFORE, effective as of the date first set forth above, the Member hereby amends and restates the Original LLC Agreement in its entirety as provided herein.

                                   Article 1.
                                  Organization

     1.1 Formation. The Company has been organized as a Delaware limited liability company under the Delaware Limited Liability Company Act, Del. Code Ann. Title. 6, Sections 18-101 - 18-1109, as amended from time to time (the "Act"), by the filing of a Certificate of Formation of the Company (the "Certificate") with the Secretary of State of the State of Delaware under section 18-201 of the Act.

     1.2 Name. The name of the Company is "NACG Finance LLC" and all Company business must be conducted in that name or such other names that may be selected by the Board of Managers (as defined below) and that comply with applicable law.

     1.3 Registered Office; Registered Agent; Principal Office. The registered office and registered agent of the Company in the State of Delaware shall be as specified in the Certificate or as designated by the Board of Managers (as defined below) in the manner provided by applicable law. The principal business office of the Company shall be at such place in the Province of Ontario as the Board of Managers may designate.

     1.4 Purposes. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, to hold, purchase and sell investment property, including, without limitation, equity securities, debt instruments and partnership interests as approved by the Board of Managers, and engaging in any and all activities necessary or incidental to the foregoing. With the exception of the foregoing, the Company shall not carry on or become involved in any manner in any form of trade or business

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other than to the Company's limited involvement as a lender, limited partner, shareholder or other passive interest holder.

     1.5 Term. The Company commenced on the date of filing of the Certificate under and pursuant to the Act and shall continue in existence perpetually or until the earlier dissolution of the Company as provided in this Agreement or pursuant to the Act.

                                   Article 2.
                       Limited Liability Company Interest

     The Member is the sole member of the Company. No assignee (whether voluntary or involuntary) of the Member's membership interest shall become a member of the Company without the prior written consent of the Board of Managers.

                                   Article 3.
                              Capital Contributions

     The Member shall have the option, but not the obligation, subject to approval of the Board of Managers, from time to time to make capital contributions to the Company at such times and in such amounts as the Member determines to be necessary or desirable in furtherance of the Company's purposes.

                                   Article 4.
                                   Management

     4.1  Management by the Board of Managers.

          (a) Management by Board of Managers. The management of the Company shall be vested in a board of managers (the "Board of Managers").

          (b) Number of Managers. The initial number of members of the Board of Managers ("Managers") shall be one and the initial Managers of the Company shall be as set forth on Exhibit A hereto. The number of Managers of the Company shall be determined from time to time by the Board of Managers or the Member, provided that (a) no decrease in the number of Managers may be made if it would have the effect of shortening the term of an incumbent Manager and (b) the number of Managers shall not be more than two.

          (c) Election; Term. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier resignation or removal. Each Manager shall be elected by the affirmative vote of the Member.

          (d) Removal; Resignation. A Manager may be removed at any time, with or without cause, by the affirmative vote of the Member. A Manager may resign at any time by giving written notice to the Board of Managers and such notice shall be deemed effective upon receipt by the Board of Managers.

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          (e)  Filling of Vacancies. In the event that any vacancy occurs in the
Board of Managers as the result of the death, resignation or removal of a Manager or as the result of any increase in the number of Managers in accordance with Section 4.1(b) above, such vacancy may be filled by the vote of the remaining Manager though less than a quorum or by the election at an annual or special meeting of the Member called for that purpose. A Manager elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

          (f) Voting. Each Manager shall have one vote. Except as otherwise provided in this Agreement, the Board of Managers shall act by the affirmative vote of a majority of the total number of members of the Board.

          (g) Duties. Each Manager shall perform his duties as a Manager in good faith, in a manner he reasonably believes to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. A person who so performs his duties shall not have any liability by reason of being or having been a Manager of the Company.

          (h) Delegation of Authority. The Board of Managers shall have the power to delegate authority to such committees of Managers, officers, employees, agents and representatives of the Company as it may from time to time deem appropriate. Any delegation of authority to take any action must be approved in the same manner as would be required for the Board of Managers to approve such action directly.

          (i) No Liability. A Manager shall not be liable under a judgment, decree or order of court, or in any other manner, for a debt, obligation or liability of the Company.

     4.2  Meetings of the Board of Managers.

          (a) Frequency; Location; Secretary of Meeting. The Board of Managers shall hold regular meetings no less frequently than once a year at such times as may be determined by the Board of Managers. All meetings of the Board of Managers shall take place at such locations within the Province of Ontario as the Board of Managers shall determine. The Board of Managers may designate a person to serve as secretary of the meeting, which person need not be an officer of the Company.

          (b) Notice of Special Meetings. Special meetings of the Board of Managers may be called by any Manager upon at least seventy-two (72) hours' notice to the other Managers.

          (c) Meetings by Teleconference. Any action required to be taken at a meeting of the Board of Managers, or any action that may be taken at a meeting of the Board of Managers, may be taken at a meeting held by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, provided all Managers participating in such meeting are located in the Province of Ontario. Participation in such a meeting shall constitute presence in person at such meeting.

          (d) Unanimous Written Consent in Lieu of Meeting. Notwithstanding anything to the contrary in this Section 4.2, the Board of Managers may take, without a meeting,

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any action that may be taken by the Board of Managers under this Agreement, if such action is approved by the unanimous written consent of the Managers, provided all Managers execute such unanimous written consent while in the Province of Ontario.

     4.3  Officers.

          (a) Appointment; Authority. The Board of Managers may, from time to time as it deems advisable, appoint officers of the Company (the "Officers") and assign in writing titles (including, without limitation, President, Vice President, Secretary and Treasurer) to any such person. Unless the Board of Managers decides otherwise, if the title is one commonly used for officers of a business corporation formed under the General Corporation Law of the State of Delaware, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this section may be revoked at any time by the Board of Managers. The initial Officers are listed on Exhibit B attached hereto.

          (b) Term; Removal. The officers shall hold office for the term for which they were appointed and until their successors are elected and qualified; provided, however, that any officer may be removed at any time with or without cause by the Board of Managers.

     4.4 Execution of Documents. Any document or instrument of any and every nature, including without limitation any agreement, contract, deed, promissory note, mortgage or deed of trust, security agreement, financing statement, pledge, assignment, bill of sale and certificate, which is intended to bind the Company or convey or encumber title to its real or personal property shall be valid and binding for all purposes only if executed by an officer or Manager of the Company so authorized by the Board of Managers.

                                   Article 5.
                                 Role of Member

     5.1  Rights or Powers. The Member shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way. Notwithstanding the foregoing, the Member has all the rights and powers specifically set forth in this Agreement and, to the extent not inconsistent with this Agreement, in the Act.

     5.2 Voting Rights. The Member has no voting right, except with respect to those matters specifically reserved for a Member vote as provided in this Agreement or as required in the Act.

                                   Article 6.
                                 Indemnification

     The Company shall indemnify the Managers to the full extent allowed by the Act. Furthermore, the Company, in the sole discretion of the Board of Managers, may indemnify any officer, employee, agent, or other person to the full extent allowed by the Act.

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                                   Article 7.
                                    Taxation

     For purposes of federal taxation (and, to the extent applicable, state taxation), the Company shall be disregarded as an entity separate from its owner under Treasury Regulation section 301.7701-2(c)(2), or any successor provisions. No election shall be made that would prevent the Company from being disregarded as an entity separate from its owner.

                                   Article 8.
                    Books, Records, Bank Accounts and Assets

     8.1 Maintenance of Books. The Company shall keep, or cause to be kept, at its principal office complete and accurate books and records of the Company, supporting documentation with respect to the conduct of the Company's business, and minutes of the proceedings of the Board of Managers and the Member. The books and records shall be maintained with respect to accounting matters in accordance with sound accounting practices.

     8.2 Bank Accounts and Assets. The Company shall establish one or more separate bank and investment accounts and arrangements for the Company, which shall be maintained in the Company's name with financial institutions and firms as the Board of Managers may designate. The Company's funds and assets shall not be commingled with the funds and assets of the Member or any Manager or officer. Without limiting the foregoing, the Board of Managers shall take all steps necessary to identify the inventory, property, and assets of the Company as belonging to the Company and shall keep all such property, assets, and inventory separate and apart, so that no third person not claiming by, through or under the Company shall at any time assert any interest or right in or to such property, assets and inventory.

                                   Article 9.
                    Dissolution, Liquidation, and Termination

     9.1 Dissolution. Subject to Section 8.2 below, the Company shall dissolve and its affairs shall be wound up on the first to occur of the following events:

          (a) the consent of the holders of a majority of the limited liability company interests of the Company; or

          (b) entry of a decree of judicial dissolution of the Company under the Act.

          Except as specifically provided in this Section 8.1, no other event or action specified in the Act shall cause the Company to dissolve.

     9.2  Winding Up and Termination. On the occurrence of an event described in
Section 8.1 above, the Board of Managers or a person appointed by the Board of Managers shall act as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company as provided in the Act. Until final distribution, the liquidator shall continue to operate the Company properties. The costs of winding up shall be borne as a Company expense. After payment of creditors and the establishment of such reserves as the Board of Managers shall determine, the assets shall be distributed to the Member. Upon final distribution of the Company

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assets, the Company shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any foreign qualifications made by the Company, and take such other actions as may be necessary to terminate the existence of the Company.

                                   Article 10.
                                  Miscellaneous

     10.1 Governing Law. This Agreement, and the substantive application and interpretation hereof, shall be governed exclusively by the law of the state of Delaware.

     10.2 Headings. The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof.

     10.3 Severability. If any provision of this Agreement or the application thereof to any person or circumstance shall be invalid, illegal or unenforceable to any extent, the remainder of this Agreement and the application thereof shall not be affected and shall be enforceable to the fullest extent permitted by law.

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EXECUTED as of the date first set above.


                                        NORTH AMERICAN ENERGY PARTNERS INC.,
                                        a Canadian federal corporation


                                        By: /s/ John D.Hawkins
                                            ------------------------------------
                                            John D. Hawkins
                                            Vice President

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                                    EXHIBIT A
                                    ---------

                    Initial Member of the Board of Managers


Ron Crawford

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                                    EXHIBIT B
                                    ---------

                         Initial Officers of the Company


Name                  Title
-----------------     --------------
William C. Oehmig     President
John D. Hawkins       Vice President
R. Kent Wallace       Secretary

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